Exhibit 23



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Aon Corporation of our report dated February 8, 2000, included in the 1999 Annual Report to Stockholders of Aon Corporation.

Our audits also included the financial statement schedules of Aon Corporation listed in Item 14(a). These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, with respect to which the date is February 8, 2000, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements of Aon Corporation described in the following table of our report dated February 8, 2000, with respect to the consolidated financial statements incorporated herein by reference, and our report, included in the preceding paragraph with respect to the financial statement schedules included in this Annual Report (Form 10-K) of Aon Corporation.

    Registration Statement
    ----------------------
      Form      Number                    Purpose
      ----      ------                    -------

      S-8      33-27984    Pertaining to Aon's savings plan
      S-8      33-42575    Pertaining  to  Aon's  stock  award  plan  and  stock
                              option plan
      S-8      33-59037    Pertaining  to  Aon's  stock  award  plan  and  stock
                              option plan
      S-4      333-21237   Offer to exchange Capital Securities of Aon Capital A
      S-3      333-50607   Pertaining to the  registration  of 369,000 shares of
                              common stock
      S-8      333-55773   Pertaining to Aon's employee stock purchase plan
      S-3      333-78723   Pertaining to the  registration  of debt  securities,
                              preferred stock and common stock


                                      ERNST & YOUNG LLP


Chicago, Illinois
March 21, 2000